EXHIBIT 99.1

NEWS

For Immediate Release
UNITED STATES PATENT AND TRADEMARK OFFICE GRANTS
BROOKWOOD’S REQUEST FOR REEXAMINATION OF NEXTEC PATENTS
NEW YORK, NY, October 3, 2011-— Brookwood Companies Incorporated, a leading integrated textile company and product design firm and a wholly owned subsidiary of The Hallwood Group Incorporated (NYSE Amex: HWG), announced today that the United States Patent and Trademark Office (“USPTO”) granted its request to re-examine U.S. Patent No.’s 5,954,902 and 6,289,841, belonging to Nextec Applications, Inc. These two patents are currently at issue in the pending patent infringement litigation brought by Nextec against Brookwood in the United States District Court for the Southern District of New York (Case No. 07-cv-6901).
Brookwood believes that the two Nextec patents are invalid for a number of reasons, including the existence of a number of prior art references that Brookwood believes disclose and render obvious the “encapsulation” technology allegedly covered by the two Nextec patents. Since these prior art references were in existence prior to the filing date of the Nextec patents (some dating as far back as 1938), Brookwood believes that Nextec is not entitled to the two patents at issue.
As such, Brookwood filed two reexamination requests for each of the two Nextec patents with the USPTO, collectively alleging six separate grounds of unpatentability. The United States Patent and Trademark Office has granted the requests for reexamination on each and every ground Brookwood requested, concluding that “substantial new questions of patentability” have been presented.
While these two patents are being reexamined by the USPTO, Brookwood intends to continue its vigorous defense against Nextec’s claims of patent infringement involving these same two Nextec patents.

MORE ABOUT BROOKWOOD
Brookwood services a diverse global marketplace with a wide variety of technically oriented products. Our capabilities support all market segments, including Military, Consumer, Industrial and Medical. Brookwood’s marketing and product development is geared to provide solutions for customers both domestically as well as internationally. The technical capabilities of our manufacturing facilities to dye, print, coat, and laminate are recognized worldwide. We are known for extensive, in-house expertise in high-tech fabric development. Among branded products we manufacture:
•	ASSAULT®
•	STORM-TECH®
•	INTRUDER™
•	MARATHON™
•	COVERT™
•	FR-TEX®
•	BARRIER-FLEX®
•	DERMA-PLUSH®
The Brookwood Laminating facility produces ASSAULT® and other waterproof/breathables, as well as barrier fabrics, heat sealable and weldable fabrics, vinyls and sail cloth. Kenyon Industries produces state-of-the-art fabrics utilizing the latest technologies and processes in dyeing, printing, finishing and coating. Our lab is qualified to test to ASTM, AATCC, ISO, NFPA and Federal Test Standard Methods. As a qualified military supplier, Brookwood is recognized as a leader in the market development of specification fabrics.

Contact:
Linda Harrison 25 West 45th Street, 11th Floor New York, New York 10036 (212) 551-0100 Linda@brookwoodcos.com

Forward-looking Information
Certain statements in this release, other than statements of historical fact, may include forward-looking information that involves various risks and uncertainties that face the Company; such statements may contain such words as “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions, and are based on management’s current assumptions and expectations. Risks and uncertainties that the Company faces include, but are not limited to: our dependence on a limited number of third-party suppliers for raw materials, our reliance on certain key customers, the impact of potential changes in military procurement practices or regulations and global capital and credit market conditions, and our ability to protect our intellectual property rights and the outcome of the current patent litigation. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. There can be no assurance that any statements of forward-looking information contained in this release will prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. Additional information regarding these and other factors can be found in the filings that The Hallwood Group Incorporated, our parent company, makes with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.